Exhibit 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

Name	Jurisdiction of Organization
eXp Realty Holdings, Inc.	Washington
eXp Realty, LLC	Washington
eXp Realty of California, Inc.	Washington
eXp Realty California Operations, Inc.	California
eXp Realty of California Enterprise, Inc.	California
eXp Realty of Connecticut, LLC	Connecticut
eXp Realty Associates, LLC	Georgia
eXp Realty of Canada, Inc.	Canada
eXp Realty North, LLC	North Dakota
eXp Realty of Greater Los Angeles, Inc.	Delaware
eXp Realty of Southern California, Inc.	Delaware
eXp Realty of Northern California, Inc.	Delaware
eXp International Holdings, Inc.	Delaware
MLS Real Estate Tech S. DE R.L. DE C.V.	Mexico
eXp Global Portugal, LDA	Portugal
Grupo eXp Realtors Mexico, S. DE R.L. DE CV	Mexico
eXp Global India	India
eXp Brasil Consultoria Imboliára LTDA	Brazil
eXp Panamá, S. DE R.L.	Panama
eXp Real Estate (Br of eXp International holdings Inc) (Dubai Branch)	United Arab Emirates
eXp Hong Kong Limited	Hong Kong
eXp Global Hong Kong Limited	Hong Kong
eXp Realty Singapore Pte. Ltd.	Singapore
eXp Realty Germany Gmbh	Germany
eXp Italia S.r.l.	Italy
eXp Australia Pty. Ltd.	Australia
eXp Realty España, S.L.	Spain
eXp Realty South Africa	South Africa
eXp Global France	France
eXp Chile SpA	Chile
eXp Colombia S.A.S.	Colombia
eXp Puerto Rico Inc.	Puerto Rico
eXp Puerto Rico Partnership, S. EN C.	Puerto Rico
eXp Greece, LLC	Greece
eXp World UK Limited	United Kingdom
eXp New Zealand Limited	New Zealand
eXp Poland, sp. z.o.o.	Poland
DREXP, S.R.L.	Dominican Republic
eXp Realty Israel Ltd.	Israel
Zoocasa Realty Inc.	Canada
eXp Commercial, LLC	Delaware
eXp Commercial of Connecticut, LLC	Connecticut
eXp Commercial of California, Inc.	Delaware
eXp Commercial of Canada, Inc.	Canada
eXp Referral Associates, LLC	Delaware
eXp Referral Associates of Connecticut, LLC	Connecticut
eXp Referral Associates of California, Inc.	Delaware
eXp World Technologies, LLC	Delaware
Showcase Web Sites, LLC	Georgia
Opportunity Garden, Inc.	Delaware

eXp Silverline Ventures, LLC	Delaware
SilverLine Title & Escrow, LLC	Florida
SUCCESS Lending, LLC	Delaware
SUCCESS Enterprises LLC	Delaware
SUCCESS World Holdings, LLC	Delaware
SUCCESS Operations II, LLC	Delaware
SUCCESS Intellectual Property, LLC	Delaware
SUCCESS Franchising, LLC	Delaware
eXtend a Hand Fund	Delaware